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                                                                   Exhibit 3.1.4



                                     FORM 19

                                  (Section 348)

                          PROVINCE OF BRITISH COLUMBIA


                                                                  Certificate of
                                                        Incorporation No. 554391


                                   COMPANY ACT

                               SPECIAL RESOLUTION


The following special resolution was passed by the undermentioned Company on the date stated:


Name of Company:              Cobra Energy Ltd.

Date of resolutions passed:   August 31, 1999

Resolutions:



RESOLVED, as a Special Resolution, THAT:


1. the name of the Company be changed from "Cobra Energy Ltd." to "Cobratech Industries Inc." AND THAT paragraph 1 of the Memorandum of the Company be altered to read as follows:



               "1. The name of the Company is "COBRATECH INDUSTRIES INC.".


2. THE 100,000,000 Common Shares without par value in the capital of the Company, of which 2,000,000 are issued and fully paid, be subdivided into 200,000,000 Common Shares, of which 4,000,000 are issued and fully paid, each share being subdivided into two shares, AND THAT paragraph 2 of the Memorandum of the Company be altered to read as follows:



               "2. The authorized capital of the Company consists of 200,000,000 Common shares without par value."



The Memorandum as altered is attached.



Certified a true copy of the 31st day of August, 1999.




                                            (Signature) /s/ "Bill Calsbeck"
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